                                                                   EXHIBIT 10.11


PART  OF  THIS  NOTE  MAY  BE  CONVERTED  INTO COMMON STOCK IN  ACCORDANCE
WITH THE TERMS, CONDITIONS, AND RESTRICTIONS SET FORTH IN THIS NOTE. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURI- TIES LAW, AND HAS BEEN ISSUED BY THE COMPANY IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. ACCORDINGLY, EXCEPT AS EXPRESSLY AUTHORIZED UNDER SECTION 3 OF THE CONVERTIBLE NOTE AGREEMENT EXECUTED BY LENDER AND THE COMPANY ON ABOUT MARCH 1, 1996, THIS NOTE MUST BE HELD UNTIL MATURITY IN ACCORDANCE WITH ITS TERMS AND CANNOT BE SOLD, ASSIGNED, ENDORSED, OR OTHERWISE TRANSFERRED, ABSENT REGISTRA- TION
OF THE TRANSACTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EVERY APPLICABLE STATE SECURITIES LAW OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION OF THE TRANSACTION IS NOT REQUIRED UNDER THOSE LAWS.


                                                                   $1,000,000.00

                            STERILE RECOVERIES, INC.

                       CONVERTIBLE DEMAND PROMISSORY NOTE


    STERILE RECOVERIES, INC. (the "Company"), a Florida corporation, promises to pay to LEE R. KEMBERLING ("Lender"), or his registered or approved assigns, on demand at any time on or after March 1, 1997, at 4721 Coconut Palm Court, N.E., St. Petersburg, FL 33703, the principal amount of ONE MILLION AND NO/DOLLARS ($1,000,000.00), and to pay interest on the unpaid principal amount from the date of this Convertible Demand Promissory Note (this "Note"), at the rate, on the dates, and subject to the conditions specified in this Note. A PORTION OF THIS NOTE MAY BE CONVERTED INTO COMMON STOCK OF THE COMPANY IN ACCORDANCE WITH THE TERMS, CONDITIONS, AND RESTRICTIONS SET FORTH BELOW, AND THE HOLDER OF THIS NOTE IS NOT ENTITLED TO RECEIVE UPON CONVERSION ANYTHING OTHER THAN COMMON STOCK AND A REPLACEMENT DEMAND PROMISSORY NOTE FOR ANY REMAINING BALANCE NOT CONVERTED INTO STOCK IN SATISFACTION OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE. As used in this instrument, the term "Note" includes any Note issued and delivered in exchange and substitution for this Note.

    1. Interest. Interest will accrue on the unpaid principal amount of this Note, from the date of this Note until its payment in full, at an annual rate of 8.5% per annum. Accrued interest is payable in conjunction with any principal payment made by demand or prepayment in accordance with section 2 or
3 of  this  Note,  respectively.    Until (i) payment in full is demanded by
Lender or (ii) this Note is prepaid in full by the Company, all accrued interest shall be payable monthly, beginning on April 1, 1996, and continuing on the first day of each succeeding month until this Note is paid in full.

    The Company and the holder of this Note intend to comply strictly with applicable law regulating the maximum allowable rate or amount of interest
that Lender may charge and collect on  this  Note.   Accordingly, and
notwithstanding anything in this Note to the contrary, the aggregate amount of interest and other charges constituting interest under applicable law that are payable, chargeable, or receivable under this Note shall not exceed the maximum amount of interest now allowed by applicable law or any greater amount of interest allowed because of a future amendment to existing law. The Company is not liable for any interest in excess of the maximum lawful amount, and any excess interest charged or collected by the holder of this Note will constitute an inadvertent mistake and, if charged but not paid, will be cancelled automatically, or, if paid, will be either refunded to the Company or credited against the outstanding principal amount of this Note, at the election of the Company.

    2. Demand Restrictions. Lender may demand payment of all or any part of this Note at any time on or after March 1, 1997. However, Lender may only demand payment of all or any part of the unpaid principal amount, with all accrued interest being payable automatically at the time the outstanding prin-cipal is paid. The Company shall tender payment of the amount demanded on or before the 60th day after receiving written notice from Lender of the demand for payment.

    3. Prepayment of Note. The Company may (but is not required to in the absence of a demand) prepay this Note in whole or in part at any time on or after March 1, 1997, without penalty or premium to the holder of this Note. Upon any prepayment of this Note, the Company may require the holder of this Note to surrender it to the Company either (a) in exchange for a new Note in a principal amount equal to the unpaid principal amount of the surrendered Note, or (b) for the purpose of noting on this Note the principal amount prepaid. Upon full payment of this Note, the holder of this Note shall surrender it to the Company for cancellation. The Company may not prepay this Note before March 1, 1997.

    4. Place and Method of Payment. The Company shall pay all principal and interest under this Note by wire transfer or by a cashier's check that is payable in legal tender of the United States of America and is mailed and addressed to the registered holder of this Note at the address shown in the register maintained by the Company for that purpose. If any payment or conversion date under this Note occurs on a day that is a Saturday, Sunday, or bank holiday in Tampa, Florida, that payment or conversion date will be extended automatically to the next succeeding day that is not a Saturday, Sunday, or bank holiday in Tampa, Florida, and, during the extension, the Company shall pay interest on the unpaid principal amount at the rate
stated  for  the  payment of interest.   The Company
shall pay all principal and interest due under this Note without any presentation of the Note. Any repayment of this Note will be applied first to accrued interest and then to principal.

    5.   Conversion.    Upon written notice provided by Lender to  the Company
in accordance with section 6 of this Agreement before March 1, 1997, up to $750,000 of the principal amount of this Note (the "Convertible Principal") will be converted automatically into common stock, $.001 par value, of the Company ("Common Stock"). The notice of conversion must specify the portion of the Convertible Principal to be converted. All unpaid accrued interest will be paid to Lender upon conversion in accordance with section 7 below. Subject to the provisions of section 8, the conversion rate shall be $5.85 per share
of common  stock.    Lender's conversion rights shall commence on the  date  of this  Note  and terminate on March 1, 1997 (the "Conversion  Period").
Lender's conversion rights will also terminate for any principal amount for which Lender accepts prepayment of the Note before March 1, 1997. Lender may partially convert this Note for any portion of the Convertible Principal from time to time, so long as the aggregate principal amount converted over the term of the Note does not exceed $750,000. Lender and the Company acknowledge that, subject to future adjustments based on the anti-dilution provisions of this Note, Lender will be entitled to receive 128,205 shares of Common Stock upon the conversion of all of the Convertible Principal during
the  Conversion  Period.    Lender would be entitled to receive 85,470 Shares
on conversion of $500,000 of the Note.

    The Company shall pay any documentary stamp or similar issue or transfer tax due in connection with the Common Stock pursuant to the conversion of this Note. However, the holder of this Note shall pay any such taxes that become due because the Common Stock is issued in a name other than
the holder's name.    The  Company  shall reserve out of its authorized but
unissued Common Stock sufficient shares of Common Stock to allow for the conversion of this Note. All shares of Common Stock issuable upon conversion of this Note must be fully paid and nonassessable. The Company shall comply with all securities laws regulating the offer, sale, and delivery of the Com-mon Stock pursuant to the conversion of this Note.

    6.   Conversion  Procedure.    To  convert  this Note, the holder  of  this
Note must: (a) deliver to the president or corporate secretary of the Company written notice of his election to convert; and (b) surrender this Note to the Company in exchange for the Common Stock at a closing held at the offices of
Riden Earle & Kiefner for purposes of effecting the conversion.   This
closing will be held within 10 days following the holder's notice of his intention to do so. The date when the holder of this Note has satisfied all of the preceding requirements will constitute the conversion election date. The

Company  and  Lender  agree  that,  upon the conversion of any shares  of  Common  Stock  pursuant to this Note, those shares shall  be issued subject to the terms and conditions of the Registration Agreement dated September 13, 1995, between the Company and Lender. Both parties have executed an amendment to the Registration Agreement confirming the applicability of the terms, conditions, and restrictions of the Registration
Agreement  to  the  converted  shares  of  Common  Stock.   At closing,  the
Company will deliver to Lender a replacement demand promissory note evidencing the remaining balance due under this Note. The replacement demand promissory note will contain the same terms and conditions as are contained in this Note, except that conversion rights will apply only to any remaining portion of the Convertible Principal that has not been converted.

    7. Issuance of Common Stock. As soon as possible after the conversion date (but in any event within ten business days thereafter), the Company shall deliver to the converting holder of this Note a certificate evidencing the number of full shares of Common Stock issuable to the holder pursuant to the conversion and a cashier's check or wire transfer for the value of any fractional share. The person in whose name the certificate evidencing the Common Stock is registered will be treated on or after the conversion date as the holder of record of the Common Stock issued pursuant to the conversion. The Company shall not issue a fractional share of Common Stock upon conversion of this Note. Instead, the Company shall pay to the holder the value of the fractional share, which will be determined by dividing the total principal balance due under this Note by the number of shares to be issued upon the conversion to obtain the conversion price per full share and then multiplying that value by the fraction and rounding the result to the nearest whole cent.

    8.   Anti-Dilution.    If the Company does any of the following  (a
"Dilutive Event") during the Conversion Period: (a) becomes a subsidiary of any other entity pursuant to a tender offer or exchange offer; (b) merges, consolidates, effects a share exchange with, or transfers all or substantially all its assets to, any other entity; (c) makes any dis-
tribution  of  its  assets to holders of its Common Stock as a liquidation  or
partial  liquidation  or  return  of capital; (d) changes,   divides,
contracts, increases, or otherwise reclassifies its Common Stock into the same or a different number of shares, with or without par value, or into shares of any class or classes; or (e) declares or distributes to the holders of Common Stock (i) a noncash dividend payable in any property or securities of the Company, (ii) any cash payable by dividend or otherwise out of the capital surplus (as distinguished from the earned surplus) of the Company, or (iii) cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; then, upon the conversion of this Note after the record date for, or the occurrence of, each Dilutive Event, the holder of this Note will be entitled to receive, in addition to, or in substitution for, the shares of Common Stock otherwise issuable upon conversion of this Note, the additional or different amount of shares of Common Stock and other securities and property (including cash) resulting from every Dilutive Event that the holder of this Note would have been entitled to receive if the holder had (1) converted this Note immediately before the Dilutive Event and had been the record owner of the number of shares of Common Stock issuable pursuant to the conversion since that time, and (2) had participated in every Dilutive Event as a holder of that number of shares of Common Stock and had retained all shares of Common Stock and other or additional securities and property (including cash) receivable during that period, after giving effect to all the Dilutive Events that occurred during that period.
Whenever an adjustment occurs in the number or kind of securities and other property (including cash) issuable or distributable upon conversion of this Note, the Company promptly shall deliver to the holder of this Note a notice describing in reasonable detail the facts requiring the adjustment and the number and kind of securities and other property (including cash) issuable upon conversion of this Note after the adjustment.

    9. Reorganization of Company. If the Company is a party to a merger, consolidation, a lease or transfer of all or substantially all its assets, or a merger that changes or reclassifies its outstanding Common Stock, the person obligated to deliver cash, securities, or other property upon conversion of this Note shall enter into a written modification of the Note. If the issuer of the securities to be delivered upon conversion of this Note is an affiliate of the party to the transaction that is the lessee, survivor, or transferee, that issuer shall join in the modification of this Note.

    The modification of the Note must provide that the holder of a Note may convert it into the kind and amount of cash, securities, or other assets that he would have owned immediately after the lease, merger, transfer, or consolidation if he had converted the Note immediately before the effective date of the transaction. In the case of a lease or transfer of all or substantially all the Company's assets and a subsequent continuation of the Company without any distribution to its shareholders of the consideration received pursuant to the transaction (whether cash, securities, or other property), the modification of the Note must provide that the holder of the Note has the right thereafter to convert the Note into only the kind and amount of consideration that would have been received by a holder of that number of shares of Common Stock into which the Note could have been converted immediately before the lease or transfer, if the consideration received by the Company pursuant to the transaction had been distributed pro rata among all the holders of the Company's outstanding capital stock as of the effective date of the transaction. The modification of the Note also must provide for adjustments that will be as nearly equivalent as is practical to the adjustments required by this Note. The successor of the Company shall mail to the holder of this Note a duly executed counterpart of the written modification of the Note and a notice briefly describing the effect of the modification. To the extent the preceding provisions apply, the provisions of this Note requiring adjustment of the number of shares of Common Stock to be issued upon the conversion of this Note as a result of a change in capital stock do not apply.

    10. Company Determinations Final. Any determination made by the Company or its board of directors regarding the following will be conclusive: computation of fractional shares; adjustment of the conversion rate under this Note; determination of when an adjustment is not required; or determination of when an adjustment of the conversion rate can be deferred because it is diminimus.

    11. Person Deemed Owner. The Company may treat the person in whose name this Note is registered on its books as the absolute owner of this Note for the purpose of receiving any payment or Common Stock under this Note and
for all other purposes.   All payments or Common Stock issued to the
registered holder of this Note, or upon his order, will satisfy, to the extent of the amount paid or issued, the Company's liability under this Note for the amount paid or issued. Any demand, request, or consent of the registered holder of this Note will be conclusive and binding on that holder and upon all future holders and registered owners of the Note.

    12. Defaults and Remedies. An occurrence of any of the following events will constitute a "Default" under this Note:

         (a) The nonpayment when due of any principal or accrued interest under this Note, whether at maturity, by acceleration, or otherwise, which continues 15 days after Lender provides to the Company written notice of nonpayment;

         (b) The adoption of a resolution by the Company's board of directors for the dissolution or liquidation of the Company;

         (c) The issuance by the Florida Department of State of a certificate of involuntary dissolution of the Company, if the Company is not reinstated as a corporation within 30 days after the effective date of involuntary dissolution;

         (d) The Company merges into, consolidates with, or leases or transfers all or substantially all its assets to, any other person unless (i) the person is a corporation or limited partnership; (ii) the person assumes by a written assumption and modification of the Note the obligations of the Company under the Note (except that it need not assume the obligation of the Company as to conversion of the Note if pursu- ant to section 9 above the Company or another person enters into a written modification of the Note obligating it to deliver cash, securities, or other property upon conversion of the Note); and (iii) a Default does not exist immediately after the transaction;

         (e) The filing by the Company of a petition seeking relief or reorganization under any bankruptcy, insolvency, or other debtor relief law or the Company giving written notice to any creditor of a proposed general assignment for the benefit of its creditors;

         (f) The filing of a bankruptcy petition against the Company that is not dismissed within 30 days after it is filed;

         (g) The appointment of a trustee, receiver, or custodian for the Company generally or for all or substantially all its assets;

         (h) The sequestration or assumption of custody by a court of competent jurisdiction of all or substantially all the assets of the Company, if the custody or sequestration is not terminated within 30 days after it becomes effective;

         (i) The entry of a final judgment against the Company for the payment of money or damages in excess of 10% of its consolidated total assets, if the judgment is not discharged or the issuance of a writ of execution or similar process with respect to the judgment is not stayed within the time allowed by law; or

         (j) The issuance of a levy, garnishment, attachment, writ of execution, or similar process against the Company (whether or not pursuant to a final judgment) in connection with a claim for the payment of money or damages in excess of 10% of its consolidated total assets, if the writ is not stayed or vacated within ten days after its issuance.

Upon the occurrence at any time of a Default, unless the Note   has been
converted fully into Common Stock, the holder of this Note may accelerate the maturity date of this Note and declare the entire unpaid principal amount of this Note and all interest accrued on it immediately due and payable without further notice to the Company, and the holder of this Note also may proceed otherwise to protect its rights as provided by applicable law. The Company and every other person liable at any time for payment of this Note waive presentment, pro-test, notice of protest, and notice of dishonor with respect to this Note. Every right, power, or remedy conferred by this Note on the holder of this Note, or by any agreement or instrument executed pursuant to it, is not exclusive of any other right, power, or remedy conferred on the holder of this
Note in this Note or in any other agreement or instrument now or later available to it at law or in equity.

    13. Renewals, Extensions, and Indulgences. The Company expressly consents to all renewals and extensions of this Note, as a whole or in part, and all delays in time of payment or other performance under this Note, that the holder of this Note allows, without limitation and without notice to, or further consent of, the Company.

    14.  Notices.   Every notice, consent, and demand required or  permitted
by this Note will be valid only if it is (a) given in writing, (b) hand delivered or sent by telex, telecopy, telegraph, commercial courier, or the United States Postal Service, and (c) addressed by the sender, if to
the Company:    to Sterile Recoveries, Inc., 28100 U.S. Highway 19 North, Suite
241, Clearwater, Florida 34621, Attention: James T. Boosales; and, if to the holder of this Note: to the address set forth in the first paragraph of this Note, or to such other addresses as either party designates by written
notice  to  the  other.    A validly given notice, consent, or demand  will  be
effective on the earlier of its receipt, if hand delivered or sent by telex, telecopy, telegraph, or commercial courier, or the third day after it is postmarked by the United States Postal Service for dispatch by first class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is requested or received).

    15.  No  Recourse  Against  Others.   A director, officer, employee,  or
shareholder, as such, of the Company is not liable for, and, by accepting this Note, each holder of this Note waives and releases all of them from liability for, any obligation of the Company under this Note or any claim based on, in respect of, or by reason of, those obligations or their
creation.    This waiver and release are part of the consideration for the issue of the Note.

    16.  Security.    Payment of this Note is secured by (a) a perfected
first-priority deed of trust executed in favor of the Company encumbering certain real property of the Company located in Fort Bend County, Texas, and
(b) a first-priority security agreement executed by the Company encumbering the equipment of the Company at the real property of the Company located in Fort Bend County, Texas.

    17. Choice of Law; Legal Proceedings. The validity, construction, interpretation, and enforcement of this Note are governed by the laws of the State of Florida, excluding the laws of that state pertaining to the resolution of conflicts with laws of other jurisdictions.

    18. Payment of Costs. In any litigation or other dispute (including trial, pretrial, appellate, bankruptcy, or judgment execution proceedings) between the parties that relate to this Note or any mortgage or other agreement relating to this Note, the losing party shall reimburse the prevailing party, on its demand, for all costs and expenses that are incurred by the prevailing party as the result of that dispute or litigation.

    19. Securities Law Restrictions on Transfer. Except as otherwise provided under section 2 of the Convertible Note Agreement executed by Lender and the Company on or about the date of this Note, this Note and any Common Stock issued upon conversion of this Note cannot be transferred or disposed of (by sale, gift, pledge, foreclosure, or otherwise) except upon receipt by the Company of evidence satisfactory to it (including an opinion of counsel satisfactory to it) that such transfer or other disposition will not violate the Securities Act of 1933, as amended, or any applicable state securities law. The holder of this Note agrees that the certificate or certif-icates representing Common Stock issued upon conversion of this Note will bear a restrictive legend to the foregoing effect.

    20. Replacement of Note. Upon its receipt from the registered holder of this Note of evidence reasonably satisfactory to it of the loss, theft, mutilation, or destruction of this Note, the Company shall execute, issue, and deliver to the holder of this Note, without charge and in substitution or exchange for the Note that has been lost, stolen, mutilated, or destroyed, a new Note of like tenor and dated and bearing interest from the date through which interest has been paid on the lost, stolen, mutilated, or destroyed Note. The Company may condition its issuance of a replacement Note on (a) in the case of loss, theft, or destruction, its receipt of indemnity reasonably satisfactory to the Company, and (b) in the case of mutilation, the surrender and cancellation of the mutilated Note.

    21. Miscellaneous. The titles and headings preceding the text of the sections of this Note are solely for convenient reference and neither constitute a part of this Note nor affect its meaning, interpretation, or effect. Unless otherwise expressly indicated, all references in this Note to a section are to a section of this Note. A waiver, amendment, discharge, extension, termination, or modification of this

Note  will be   valid and effective only if it is in writing and signed  by the Company and the holder of this Note. In addition, a written waiver by the holder of this Note of a Default will not operate as a waiver of either any other Default or a succeeding Default under the same provision or as a waiver
of the  provision itself.   No delay or course of dealing by the holder  of
this Note will constitute a waiver of any right, power, or remedy of the holder of this Note, except to the extent manifested in writing by the holder of this Note and except when this Note expressly requires a right, power, or remedy to be executed within a specified time.


EXECUTED:  March 1, 1996                        STERILE RECOVERIES, INC.


                                                By: /s/ John A. Hamilton
                                                    ---------------------------
                                                    John A. Hamilton
                                                    Assistant Secretary

                                                                [CORPORATE SEAL]